Exhibit 3.4

BY-LAWS

OF

MF GLOBAL FINANCE NORTH AMERICA INC.

ARTICLE I

Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders of MF Global Finance North America Inc. (the “Corporation”) shall be held annually at such place within or without the State of Delaware, at such time and on such date, as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

Section 3. Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than 60 days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

Section 4. Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

Section 6. Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

Section 7. Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than ten nor less than ten days before the date of any meeting of stockholders, nor more than 60 days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

ARTICLE II

Directors

Section 1. Number; Qualifications. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors. Directors need not be stockholders of the Corporation.

Section 2. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3. Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the

Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

Section 4. Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, by mail or facsimile to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

Section 5. Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

Section 9. Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

Section 10. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

Section 11. Compensation. The Board of Directors may fix the compensation of directors.

ARTICLE III

Officers

Section 1. Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers, with such titles, powers and duties as the Board of Directors shall designate by resolution, as the Board of Directors deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

Section 2. Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

Section 3. Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

Section 4. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5. Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE IV

Stock

The shares of the Corporation shall be represented by certificates signed by the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

ARTICLE V

Documents and Records

Section 1. Execution of Documents. All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VI

Seal

The seal of the Corporation shall contain the name of the Corporation, the words “Corporate Seal”, the year of its organization and the word “Delaware”.

ARTICLE VII

Indemnification

The Corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or other proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of any undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any agreement or resolution adopted by the stockholders entitled to vote thereon after notice. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be coterminous with the fiscal year of the MF Global Ltd. or end on such other date as shall be determined by the Board of Directors.

ARTICLE IX

Amendment of By-Laws

These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.

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